Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”), dated as of June 28, 2013 (the “Execution Date”), is between ZaZa Energy, LLC, a wholly-owned subsidiary of ZaZa Energy Corporation, with offices at 1301 McKinney Street, Suite 3000, Houston, TX 77010 (hereinafter referred to collectively as “Seller”), and SN Marquis, LLC, with offices at 1111 Bagby, Suite 1800, Houston, TX 77002 (hereinafter referred to as “Buyer”).  Seller and Buyer may be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire that Seller convey to Buyer, and Buyer acquire from Seller and undivided one hundred percent (100%) of Seller’s right, title and interest in the Properties, excluding the Excluded Assets (each as hereinafter defined).

THEREFORE, in consideration of the covenants and agreements herein contained, Seller and Buyer agree as follows:

1.                                      “Property” or “Properties” means, except to the extent constituting Excluded Properties, (i) all of Seller’s rights, titles and interests in, to and under, or derived from, the oil and gas leases described on Exhibit “A” (each a “Lease” and collectively, the “Leases”), including any easements, right-of-ways, permits, licenses and surface rights appurtenant to any Lease, and any interest of Seller in and to oil, gas or other minerals in, on or under any land described in a Lease; and (ii) all of Seller’s rights, titles and interests in and to all equipment and other personal property, the wells described on Exhibit “B” (each a “Well” and collectively, the “Wells”), inventory, spare parts, tools, tubing, casing, pipe, fixtures, wellhead equipment, pumping units, tank batteries, gathering lines or systems, flowlines, production equipment, gas plants and facilities, treatment facilities, injection facilities, disposal facilities, dehydration facilities, radio towers, remote terminal units, SCADA equipment, appurtenances and improvements situated upon the Leases or land pooled or unitized therewith as of or after the Effective Time or used or held in connection with the ownership development or operation of the Properties or the production, treatment, storage, compression, processing or transportation of crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids and other liquid or gaseous hydrocarbons (collectively, “Hydrocarbons”) from or in the Wells or the lands covered by the Leases or lands pooled or unitized therewith;  provided, however, that, for all purposes of this Agreement the term “Properties” shall exclude all overriding royalty interests in a Lease that reduce Seller’s net revenue interest in that Lease below the minimum specified on Exhibit “A,” and “Properties” shall include (i) the Records (as defined in Paragraph 18(e) hereof) and (ii) all contracts, agreements and instruments to the extent attributable to and affecting the Properties in existence as of or after the Effective Time, including all Hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing, disposal and fractionating contracts, all unit agreements, participation agreements, exchange agreements, joint operating agreements, enhanced recovery and injection

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

agreements, farmout agreements and farmin agreements, options, drilling agreements, exploration agreements, assignments of operating rights, working interests, or subleases, including, but not limited to, those described on Exhibit “C.”

2.                                      “Excluded Properties” means the following:

a)                                     all corporate, financial and tax records of Seller and those records subject to attorney/client privilege; provided, however, Buyer shall be entitled to receive copies of any tax records which are necessary for Buyer’s ownership, administration or operation of the Properties;

b)                                     (i) all trade credits, accounts receivable, notes receivable and other receivables attributable to the Properties with respect to any period of time prior to the Effective Time; (ii) all deposits, cash, checks in process of collection, cash equivalents and funds attributable to the Properties with respect to any period of time prior to the Effective Time; and (iii) all proceeds, income or revenues accruing with respect to the Properties prior to the Effective Time;

c)                                      all Hydrocarbons produced from or attributable to the Properties with respect to all periods prior to the Effective Time, together with all proceeds from or of such Hydrocarbons, except the Inventory Hydrocarbons and the unsold inventory of gas plant products, if any, attributable to the Properties as of the Effective Time;

d)                                     claims of Seller for refund of or loss carry forwards with respect to (i) production, windfall profit, severance, ad valorem or any other taxes attributable to any period prior to the Effective Time, or (ii) income or franchise taxes;

e)                                      all amounts due or payable to Seller as adjustments or refunds under any contracts or agreements (including take-or-pay Claims) affecting the Properties with respect to any period prior to the Effective Time;

f)                                       all amounts due or payable to Seller as adjustments to insurance premiums related to the Properties with respect to any period prior to the Effective Time; and

g)                                      all proceeds, income or revenues accruing (and any security or other deposits made) with respect to the Properties, and all accounts receivable attributable to the Properties that are attributable to the period prior to the Effective Time.

3.                                      Sale and Purchase.                                       Subject to and upon all of the terms, conditions, reservations and exceptions hereinafter set forth, Seller shall sell, transfer, assign, convey and deliver the Properties to Buyer, and Buyer shall purchase, receive, pay for and accept the Properties from Seller, effective July 1,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2013, at 8 a.m., local time, said time to be determined for each locality in which the Properties are located in accordance with the time generally observed in said locality (the “Effective Time”).

4.                                      Sale Price.                                     The sale price for the Properties shall be $28,766,962.00 [*], subject only to any applicable upward or downward Sale Price adjustments provided below in Paragraph 11.  Immediately upon the execution hereof, Buyer shall tender to Seller, by bank wire transfer, per the instructions of Seller, $1,438,348.10 (the “Earnest Money”).

5.                                Allocated Values.  The Parties have allocated [*] per net mineral acre (the “Allocated Value”) covered by each of the Leases, and the net mineral acres assumed to be covered by each Lease is specified in the description of that Lease on Exhibit “A.”  Seller and Buyer agree that this transaction is not subject to the reporting requirement of Section 1060 of the Internal Revenue Code of 1986, as amended, and that, therefore, IRS Form 8594, Asset Acquisition statement, is not required to be and will not be filed for this transaction.  In the event the Parties mutually agree that a filing of Form 8594 is required, the Parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation.

6.                                      Seller’s Representation And Warranties                     Seller represents and warrants to Buyer as of the date hereof, and the Closing Date that:

a)                         Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas, and is duly qualified to carry on its business in those states where they are required to do so;

b)                         Seller has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated hereby, and to perform its obligations under this Agreement and the other documents and agreements contemplated hereby.  This Agreement, and all documents and instruments required hereunder to be executed and delivered by Seller at Closing, constitute legal, valid and binding obligations of Seller in accordance with its respective terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors;

c)                                      There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the actual knowledge of Seller, threatened against Seller;

d)                                     The execution, delivery and performance of this Agreement and the transaction contemplated hereunder have been duly and validly authorized by all requisite authorizing action, corporate, partnership or otherwise, on the part of Seller;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

e)                                      No material adverse environmental conditions exist with respect to a Lease.  A material adverse environmental condition is one in which Seller is not in material compliance with environmental laws, rules, and regulations (“Environmental Laws”) in effect at the Effective Time  applicable to the Properties and in which such a failure to comply would adversely affect the value of that Property by more than $30,000 per Defect in the affected Property; and

f)                                       No provision exists under any Lease affecting the Property which would have a material adverse economic effect on the exploration or development, operation or use of such property or impair the value thereof to Buyer in any material respect other than permitted encumbrances including, but not limited to: (i) lessors’ royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens; (ii) statutory liens for taxes that are not yet due and payable or that are being contested in good faith in the normal course of business; and (iii) easements, rights of way, servitudes, permits, surface leases and other rights with respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Properties or any restriction on access thereto that do not materially interfere with the operation or use of the affected Property.  A material adverse economic effect or material impairment with respect to such property would adversely affect the value of the Property by more than $30,000 per Defect.

g)                                      No contract exists that creates any area of mutual interest or similar provision with respect to the Properties.

h)                                     As of the Execution Date there are no actions, suits or proceedings pending by or against Seller with respect to the Properties, or, to Seller’s knowledge, threatened against Seller with respect to the Properties, in each case, in any court, arbitration proceeding or other Dispute resolution venue by or before any Governmental Entity.

7.                                      Buyer’s Representation And Warranties.                 Buyer represents and warrants to Seller as of the date hereof, and the Closing Date that:

a)                                     Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to carry on its business in those states where it is required to do so;

b)                                     Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

hereby, and to perform it obligations under this Agreement and the other documents and agreements contemplated hereby.  The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Buyer’s articles of incorporation, partnership agreement(s), by-laws or governing documents or any material agreement or instrument to which it is a party or by which it is bound, or any judgment, decree, order, statute, rule, or regulation applicable to Buyer;

c)                                      the execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite authorizing action, corporate, partnership or otherwise, on the part of Buyer;

d)                                     this Agreement, and all documents and instruments required hereunder to be executed and delivered by Buyer at Closing, constitute legal, valid and binding obligations of Buyer in accordance with their respective terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors;

e)                                      there are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the actual knowledge of Buyer threatened against Buyer;

f)                                       Buyer has not incurred any liability, contingent or otherwise, for investment bankers’, brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever;

g)                                      Buyer has the financial resources available to consummate the transactions contemplated by this Agreement and to pay the Sale Price and any and all fees and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement; and

h)                                     Buyer is experienced and knowledgeable in the oil and gas business and aware of the risks of that business.  Buyer represents and warrants that (i) as of the Execution Date of this Agreement, it has made all such independent investigation, verification, analysis and evaluation of the Properties as it deems necessary or appropriate to enter into this Agreement,  (ii) prior to Closing, it will make further independent investigations, inspections and evaluations of the Properties as it deems necessary or appropriate to consummate the transactions contemplated hereby; and (iii) that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own independent investigation, verification, analysis and evaluation.

8.                                      Physical and Environmental Inspection.                   After the execution of this Agreement, subject to prior written notice to Seller, Buyer and its authorized representatives shall have physical access to the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Properties that are operated by Seller, at Buyer’s sole cost, risk and expense, for the purpose of inspecting the same, conducting such tests, examination, investigations and assessments as may be reasonable and necessary or appropriate to evaluate the environmental and physical condition of the Property, including the identification of wetlands.  For those Properties which are not operated by Seller, Buyer shall endeavor in good faith to obtain permission from the operator to conduct such inspections.  BUYER SHALL DEFEND, INDEMNIFY, AND HOLD SELLER HARMLESS FROM ANY AND ALL LIABILITY, CLAIMS, CAUSES OF ACTION, INJURY TO BUYER’S EMPLOYEES, AGENTS, CONTRACTORS, SUBCONTRACTORS OR INVITEES OR TO BUYER’S PROPERTY, AND/OR INJURY TO SELLER’S PROPERTY, EMPLOYEES, AGENTS OR CONTRACTORS WHICH MAY ARISE OUT OF BUYER’S INSPECTIONS REGARDLESS OF SELLER’S NEGLIGENCE OR OTHER FAULT (INCLUDING STRICT LIABILITY OR ANY DEFECT IN THE PREMISES).  Buyer agrees to provide to Seller, upon request, a copy of any environmental assessments, including any reports, data, and conclusions.  Buyer and Seller shall keep any and all data or information acquired by all such examinations and results of all analysis of such data and information strictly confidential and not disclose same to any person or agency without the prior written approval of the other Party, unless required to do so by applicable law.  The foregoing obligation of confidentiality shall survive Closing or termination of this Agreement without closing.

9.                                      Access to Records.                                          After execution of this Agreement, Seller shall give Buyer and its authorized representatives, during regular business hours, at Buyer’s sole risk, cost and expense, access, with copying privileges, to all contracts, land, title, Well and Lease records, to the extent such data and records are in Seller’s possession and relate to the Properties, and to such other information relating to the Properties as Buyer may reasonably request.

10.                               Defects.     For the purpose of this Agreement, a “Defect” is any of the following deficiencies that exist on or after the Closing Date, to-wit:

a)                   Seller’s title, as to any Property, is subject to an outstanding mortgage, deed of trust, lien or security interest;

b)                   (i) Any Lease covers the oil and gas rights to less or more than the number of net mineral acres specified in the description of such Lease on Exhibit “A” or (ii) the respective lessor does not own defensible title to such rights or (iii) Seller owns less than the net revenue interest in that Lease as shown on Exhibit “A” or Wells on Exhibit “B”;

c)                    Seller owns record or equitable title to less than 100% of the working interest in any Lease or such ownership is subject to any operating agreement, farmout, area of mutual interest agreement or preferential right to purchase or any encumbrance that could result in a third party claiming or owning an interest in such Lease;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

d)                   Seller is in default under some material provision of a Lease or any contract or agreement affecting the Properties;

e)                    A material adverse environmental condition (applying the materiality threshold in Paragraph 6(e)) exists with respect to a Lease;

f)                     Any Lease that explicitly prohibits pooling; and

g)                    Any Lease containing surface use restrictions (as detailed in Paragraph 6(f)(iii)) reasonably estimated to cost Buyer more than $30,000 to comply with.

As soon as reasonably practicable after Buyer’s identification of a condition that Buyer considers to be a Defect (an “Alleged Defect”), but in no event less than five (5) Business Days prior to the Closing Date (“Alleged Defect Notice Date”), Buyer shall notify Seller of any Leases which are subject to Alleged Defect(s).  Notice of Alleged Defect(s) shall include a description and full explanation of each Alleged Defect being claimed and the estimated adjustment in Sale Price for each affected Lease and Well which Buyer in good faith attributes to each said Alleged Defect.

With respect to Alleged Defect(s) relating to the Properties for which an Alleged Defect Notice has been timely given, Seller may, at its sole option, undertake to cure some, all or none of those raised by Buyer at Seller’s sole cost and expense.  Buyer and Seller shall meet at least two (2) Business Days prior to the Closing Date in an attempt to mutually agree on a proposed resolution with respect to any Alleged Defect(s) which by such time have not been agreed between the Parties.  The Parties recognize that good faith differences of opinion may exist between Buyer and Seller in connection with Alleged Defect(s), including, without limitation, disputes as to (i) whether or not the alleged defect constitutes an Alleged Defect within the meaning of this Agreement, (ii) whether or not the Alleged Defect was properly and timely asserted by Buyer pursuant to this Paragraph 10, and (iii) the appropriate downward adjustment to be made to the Sale Price on account of a Defect.  Closing shall not be delayed, postponed or canceled because an Alleged Defect is not agreed upon prior to the Closing Date.  If any such difference of opinion regarding an Alleged Defect (“Defect Dispute”) is not resolved by mutual agreement of the Parties prior to the Closing Date, then, if Buyer’s Notice of Alleged Defects attributes an aggregate value to the Alleged Defects of less than $300,000, the Parties shall proceed to Closing with no adjustment to the Sales Price; provided, however, that if the Buyer’s Notice of Alleged Defects attributes an aggregate value of all Alleged Defects greater than $300,000 (a) the total value of the Alleged Defects asserted by Buyer and (b) the total value of the Alleged Defects as to which agreement or resolution has been reached shall be retained by Buyer, pending resolution of the Defect Dispute in arbitration, pursuant to Paragraph 21, using a mutually acceptable arbitrator who is an attorney licensed in the State of Texas and who has at least fifteen (15) years oil and gas title experience, or by agreement of the Parties.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.                         Adjustment of Sale Price.  Sale Price adjustments shall be determined in good faith and in accordance with the following guidelines:

I.          Downward Adjustments

a)                                     Notwithstanding anything in this Agreement to the contrary, there shall be no downward adjustment to the Sale Price until the aggregate value of all Defects is greater than the threshold amount of $300,000.00 (“Defect Threshold”).  The Parties agree that the Defect Threshold is a threshold and not a deductible, and once the Defect Threshold has been satisfied the Downward Adjustment shall start at first dollar.

b)                                     Any Lease that explicitly prohibits pooling listed in Exhibit “A” shall result in deduction of the Allocated Value [*] per net mineral acre as provided in Paragraph 5.

c)                                      Shortfalls in the number of net mineral acres listed in Exhibit “A” result in deduction of the Allocated Value [*] per net mineral acre as provided in Paragraph 5.  Shortfalls in the net revenue interest listed in Exhibit “A,” on a lease-by-lease basis, shall be valued at [*] per one percent (1%) per net mineral acre covered by the Lease with the net revenue shortfall.  By way of example, if the net revenue interest listed in Exhibit “A” is reduced to 72.0% instead of 72.5%, as shown on Exhibit “A,” and that particular lease contains 400 net mineral acres, then the Sale Price will be adjusted downward by [*] (0.5 x [*] x 400nma).

d)                                     If a third party exercises an applicable preferential right to purchase, the subject Lease(s) shall be removed from the sale and the Sale Price shall be reduced by the Allocated Value thereof.

e)                                      If third party consent or approval for an assignment is contractually required, and such third party fails to give the necessary consent or approval to assign the subject Lease(s) in a form reasonably acceptable to Seller and the Buyer, at the Buyer’s option, the subject Lease(s) shall be removed from the sale and the Sale Price shall be reduced by the Allocated Value thereof; provided, however, that Seller shall have the option to cure such defect within no more than 60 days post-Closing

f)                                       If a Defect is a lien, encumbrance or other charge upon a Lease that is liquidated in amount, then the sum necessary to be paid to the obligee to remove the Defect from the affected Lease shall be the allocated value of the Defect.  If there is a lien or encumbrance in the form of a judgment secured by a supersedeas bond or other security approved by the court issuing such order, it shall not be considered a Defect under this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

g)                                      If the Defect is a material adverse environmental condition, the adjustment shall be the lesser of either the cost of remediating the affected Lease to bring it into compliance with Environmental Laws, or the reduction in the Allocated Value of the affected Lease.

h)                                     the total collected sales value of all Hydrocarbons sold by Seller on or after the Effective Time, which are attributable to the Properties, and any other monies collected by Seller with respect to the ownership of the Properties on or after the Effective Time, but excepting interest income attributable thereto.

i)                                         the amount of all unpaid ad valorem, property, production, excise, severance and similar taxes and assessments (but not including income taxes), which taxes and assessments accrue to the Properties prior to the Effective Time, which amount shall, where possible, be computed based upon the tax rate and values applicable to the tax period in question; otherwise, the amount of the adjustment under this Paragraph shall be computed based upon such taxes assessed against the applicable portion of the Properties for the immediately preceding tax period just ended.

j)                                        an amount equal to the sum of any downward adjustments provided elsewhere in this Agreement.

k)                                     Earnest Money.

II.           Upward Adjustments

a)                                 A surplus in the number of net mineral acres listed in Exhibit “A” results in an increase of the Allocated Value [*] per net mineral acre as provided in Paragraph 5.  A surplus in the net revenue interest listed in Exhibit “A,” on a lease-by-lease basis, shall be valued at [*] per one percent (1%) per net mineral acre covered by the Lease with the net revenue surplus.  By way of example, if the net revenue interest listed in Exhibit “A” is increased to 73.0% instead of 72.5%, as shown on Exhibit “A,” and that particular lease contains 400 net mineral acres, then the Sale Price will be adjusted upward by [*] (0.5 x [*] x 400nma).

b)                                 the value of (i) all merchantable oil and condensate produced from or attributable to the Leases  prior to the Effective Time which has not been sold by Seller and which is above the inlet flange, delivery line, or fill line in any storage facility or tank (“Inventory Hydrocarbons”) existing as of the Effective Time, such value to be based upon the existing contract price for crude oil or natural gas, as applicable, in effect as of the Effective Time, less severance taxes, transportation fees and other fees that would be deducted by the purchaser of such oil or gas, such Inventory Hydrocarbons to be measured at the Effective Time by the operators of

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Properties; and (ii) all of Seller’s unsold inventory of gas plant products, if any, attributable to the Properties as of Effective Time valued in the same manner as if such products had been sold under the contract then in existence between Seller and the purchaser of such products; provided, however, that, in each of cases (i) and (ii) above, if there is no such contract existing as of the Effective Time, such Inventory Hydrocarbons and/or gas plant products shall be valued in the same manner as if Inventory Hydrocarbons and/or gas plant products had been sold at the posted price in the field for said Inventory Hydrocarbons and/or gas plant products.

c)                          the amount of all production expenses, operating expenses and all other expenditures attributable to the ownership or operation of the Properties after the Effective Time and paid by Seller prior to the Closing Date; provided, however, any wells in which the Seller owns 100% of the working interest, the operating expenses will be calculated on a Council of Petroleum Accountants Society (“COPAS”) basis which is mutually agreed between the Parties

d)                         the amount of all ad valorem, property, production, excise, severance and similar taxes and assessments (but not including income taxes) which accrue to the Properties after the Effective Time and are paid by Seller.

Except for claims Buyer asserts under a Seller’s special warranty of title contained in the Assignment(s), all title objections not raised by Buyer within the time period provided in Paragraph 10 shall be waived by Buyer for all purposes, and Buyer shall have no right to seek an adjustment to the Sale Price, make a claim against Seller or seek indemnification from Seller associated with the same.  Seller or Buyer shall have the right to terminate this Agreement on or after one (1) Business Days prior to the Closing Date if, after taking into account any curative or remedial action accomplished after Buyer’s Notice of Alleged Defects and any agreements of Buyer and Seller that may be reached regarding curing or remediating Alleged Defects post-Closing, the values reflected by the remaining Alleged Defect(s) is greater than 10% of the Sale Price.

12.                               Effect of Termination.                      The following provisions shall apply in the event of a termination of this Agreement:

a)                                     If this Agreement is terminated pursuant to Paragraph 11 or by the mutual agreement of the Seller and the Buyer and not as the result of the failure of either Party to perform its obligations hereunder, such termination shall be without liability of any Party or any shareholder, director, officer, employee, agent or representative of such party, and the Seller shall return the Earnest Money, without interest, to the Buyer promptly upon such termination.

b)                                     If this Agreement is terminated as a result of the failure of Buyer to perform its obligations hereunder, then Seller shall be entitled to retain the Earnest Money, and interest earned thereon, as liquidated damages and as reimbursement for Seller’s out-of-pocket fees and expenses incurred in

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

connection with the transactions contemplated by this Agreement.  The Parties hereby acknowledge that the extent of damages to Seller occasioned by such breach or default or failure to proceed by Buyer would be impossible or extremely impractical to ascertain and that the amount of the Earnest Money is a fair and reasonable estimate of such damage.

c)                                      If this Agreement is terminated as a result of the failure of Seller to perform its obligations hereunder, then, without limitation of Buyer’s other remedies (including specific performance), Seller shall be liable to Buyer for the return of the Earnest Money, without interest.

13.                               Warranty of Title.                                             In all conveyances executed and delivered hereunder, Seller shall specially warrant to Buyer and its successors and assigns that it has not previously conveyed the Properties and warrant and defend title to the working interest and net revenue percentages specified for each Lease in Exhibit “A” against the lawful claims and demands of all persons whomsoever claim the same or any part thereof by, through or under Seller, but not otherwise.

14.                               Conditions of Closing by Buyer.                The obligation of Buyer to close is subject to the satisfaction of the following conditions:

a)                                     Buyer shall have had reasonable access during normal business hours to all data and records obligated to be provided to Buyer pursuant to this Agreement;

b)                                     Buyer shall have had reasonable access to the Properties operated by Seller to conduct an inspection for all purposes, including environmental condition; and

c)                                      All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects, and Seller shall have performed and satisfied all material agreements and covenants required by this Agreement to be performed and satisfied by Seller.

15.                               Conditions of Closing by Seller.                 The obligation of Seller to close is subject to the satisfaction of the following conditions:

a)                                     All representations and warranties of Buyer contained in this Agreement shall be true and correct in any and all material respects as of the Closing, and Buyer shall have performed and satisfied all material agreements and covenants required by this Agreement to be performed and satisfied by Buyer at or prior to Closing; and

b)                                     There is no suit or other proceeding pending or threatened before any court or governmental agency seeking to restrain or prohibit this transaction, or to declare this transaction illegal, or to obtain substantial damages in excess of $300,000 in connection with the transaction contemplated hereby.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.                               Preliminary Closing Statement.                   Seller shall prepare and furnish to Buyer at least two (2) days prior to Closing a preliminary closing statement (“Preliminary Closing Statement”) setting forth the adjustments to the Sale Price permitted pursuant to Paragraph 11 and the total amount of funds to be paid by Buyer at Closing.  The Preliminary Closing Statement shall reflect each adjustment and the calculation used to determine such amount.  The Preliminary Closing Statement shall be in substantially the same form as Exhibit “D” attached hereto.  All such adjustments shall be determined in accordance with generally accepted accounting principles (GAAP) and COPAS standards.  The Parties shall negotiate in good faith and attempt to agree on such estimated adjustments prior to Closing.  In the event any estimated adjustment amounts are not agreed upon prior to Closing, the estimate of the adjusted Sale Price for purposes of Closing shall be calculated based on Seller’s and Buyer’s agreed upon estimated adjustments and Seller’s reasonable good faith estimate of any disputed amounts. The adjusted Sale Price shall mean the Sale Price adjusted as provided herein, including, but not limited to the Earnest Money, Defects, interest variances, and preferential rights exercised.

17.                               Final Settlement Statement.  Within sixty (60) days after Closing (the “Final Settlement Date”), Seller shall provide to Buyer, for Buyer’s concurrence, an accounting (the “Final Settlement Statement”) of the actual amounts of the adjustments set out in Paragraph 11.  Buyer shall have the right for thirty (30) days after receipt of the Final Settlement Statement to audit and take exceptions to such adjustments.  The Parties shall attempt in good faith to expeditiously resolve any disagreements on a best efforts basis.  Those credits agreed upon by Buyer and Seller shall be netted, and the final settlement shall be paid on final adjustment by the Party owing it.

18.                               Closing.                                                  The closing (“Closing”) shall occur on or before July 31, 2013 at 9:00 a.m. (the “Closing Date”), at the offices of Seller or at such other time and place as Seller and Buyer may mutually agree in writing.  If the transaction fails to close by said date for any reason, Seller and Buyer shall have the option to either extend the Closing Date or to terminate the Agreement.

At Closing the following shall occur:

a)                                     Seller shall execute, acknowledge and deliver one or more conveyances, assignments, and bill of sales substantially in the form and substance of Exhibit “E” attached hereto, covering all of the Properties to be sold pursuant hereto;

b)                                     Buyer shall deliver to Seller, or Seller’s designee, by wire transfer the total Sale Price as adjusted pursuant to this Agreement, subject to further adjustment after Closing as provided for herein;

c)                                      On or before Closing, Seller and Buyer shall execute all necessary forms to be filed with the appropriate regulatory authorities concerning the change of ownership and operatorship of the Properties;

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

d)                                     Seller shall, subject to the terms of any applicable operating agreements and to the provisions hereof, deliver to Buyer exclusive possession of the Properties;

e)                                      Seller shall promptly after Closing provide Buyer with the following:  any lease files, property records, contract files, operations files, copies of tax and accounting records and files (“Records”) related to the Properties in Seller’s possession or that Seller receives within ninety (90) days of Closing.  Buyer shall keep all original files, maps and other Records as herein set forth at its place of business.  Seller shall have the right to access all of the above listed materials at Buyer’s office during normal business hours for a period of two (2) years from the Closing Date of this Agreement; and

f)                                       In compliance with Section 1445 of the Internal Revenue Code, Seller shall execute and deliver to Buyer a Non-Foreign Affidavit in the form of Exhibit “F” attached hereto.

19.                               Pooling Amendment Process.

a)                                     Efforts to Obtain Pooling Amendments.  After the Execution Date, Buyer shall contact the Lessors of the identified leases (the “Identified Leases”) set forth in Exhibit “H,” attached hereto, requesting that the amendment (the “Amendment”), attached hereto as Exhibit “G,” be executed, notarized and returned to Buyer in a timely manner.  If any of the Identified Leases have not been amended by the Closing Date, the Parties shall endeavor in good faith, using commercially reasonable efforts, to obtain execution and notarization of the Amendments.  If a Lessor has not executed an Amendment of an Identified Lease (the “Outstanding Leases”) [*], Buyer will promptly deliver to Seller a list of Outstanding Leases and Seller shall, at its sole option, independently pursue the Amendment of such Outstanding Leases.  If a Lessor has not executed the Amendment of an Identified Lease [*] and requests consideration (“Consideration”) for the execution of the Amendment, and Seller agrees to the amount of the Consideration, then the agreed upon Consideration shall be paid for out of the Account, or by the Seller if the Account has been depleted.

b)                                     On the Closing Date an escrow account (the “Account”) will be set up by Seller in the amount of $500,000.00 for all actual costs (“Costs”) incurred by Buyer for obtaining Amendments.  This Account will remain in place for six (6) months after the Closing Date (“Escrow Term”).  For the duration of the Escrow Term, the Buyer shall submit monthly invoices to the escrow agent at the end of each month for all Costs incurred by Buyer for obtaining the Amendments.  If Buyer has been reimbursed in full and a balance remains in the Account at the end of the Escrow Term, Seller is entitled to the remaining balance.

c)                                      Failure to Obtain Amendments.  If the Amendment for any Identified Lease is not executed and notarized prior to the end of the Escrow Term and Buyer has not waived the requirement to obtain an Amendment for the remaining Identified Leases (“Remaining Leases”), then the Buyer shall

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

retain the Remaining Leases and Seller shall pay to Buyer an amount equal to the [*] per net acre for the Remaining Leases.

20.                               Taxes.            All ad valorem taxes imposed against the Properties with respect to the tax period in which the Effective Time occurs (the “current tax period”) shall be apportioned between Seller and Buyer as of the Effective Time based on the immediately preceding tax period assessment; provided, however, that all taxes that are not ad valorem taxes shall be allocated to the Seller to the extent they relate to production prior to the Effective Time and to Buyer to the extent they relate to production on or after the Effective Time.  Buyer shall pay, and defend and hold Seller harmless with respect to payment of, all such taxes on the Properties for the current tax period and thereafter, together with any interest or penalties assessed thereon.

21.                               Arbitration.                          Any dispute arising under this Agreement as to Alleged Defect(s) (“Arbitrable Dispute”) shall be referred to and resolved by binding arbitration to take place in Houston, Texas, by a single arbitrator, in accordance with the Commercial Arbitration Rules of the American Arbitration Association; and, to the maximum extent applicable, the Federal Arbitration Act (Title 9 of the United States Code).  If there is any inconsistency between this Article and any statute or rules, this Article shall control.  Arbitration shall be initiated within the applicable time limits set forth in this Agreement and not thereafter, by one party (“Claimant”) giving written notice to the other party (“Respondent”) and to the Dallas Regional Office of the American Arbitration Association (“AAA”), that the Claimant elects to refer the Arbitrable Dispute to arbitration.  If the Parties fail to appoint an arbitrator within ten (10) Days from Claimant’s notice initiating the arbitration, the appointing authority shall make such an appointment.  Seller and Buyer shall each pay one-half of the compensation and expenses of the arbitrator.  The arbitrator must meet the criteria specified in Paragraph 11 and be a neutral party who has never been an officer, director or employee of the Parties or any of their Affiliates. The Parties may engage in limited discovery of relevant and material information that is reasonably calculated to lead to admissible evidence through depositions of expert and fact witnesses.  The arbitrator may grant a request for additional discovery or may, in their discretion, order additional discovery.  Any information disclosed to the other party shall be confidential and not disclosed to third parties, except as required by law, regulation, or bonafide business purpose.  The hearing shall be commenced within twenty (20) Days after the selection of the arbitrator.  The Parties and the arbitrator shall proceed diligently and in good faith in order that the arbitral award setting forth each adjustment or payment by and between the Parties as a result of Arbitrable Disputes which was not finally determined as of the Closing Date. The interpretation, construction and effect of this Agreement shall be governed in accordance with the provisions of Paragraph 28.  The Federal Rules of Evidence shall guide the arbitrator in determining what information he/she shall consider in reaching the decision.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

22.                               Notices.    All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been fully made if actually delivered, or if mailed by registered or certified mail, postage prepaid, to the address as set forth below:

SELLER

ZaZa Energy, LLC

1301 McKinney Street, Suite 2850
Houston, Texas 77010

Attention: Vice President

Phone:  (713) 595-1900

Fax: (713) 595-1919

BUYER

SN Marquis, LLC

1111 Bagby, Suite 1800

Houston, Texas 77002

[*]

Phone: (713) 783-8000

Fax:  (713) 783-3523

23.                               Further Assurance.                                      After Closing each of the Parties shall execute, acknowledge and deliver to the other such further instruments, and take such other actions as may be reasonably necessary to carry out the provisions of this Agreement.  However, Buyer shall assume all responsibility for notifying the purchaser(s) of oil and gas production from the Properties, and such other designated persons who may be responsible for disbursing payments for the purchase of such production, of the change of ownership of the Properties.  Buyer shall take all actions necessary to effectuate the transfer of such payments to Buyer.  Proceeds received by or expenses paid by either Buyer or Seller on behalf of the other party shall be settled by invoicing such party for expenses paid or remitting to such other party any proceeds received.

24.                               Press Release.                  There shall be no press release or public communication concerning this purchase and sale by either party, except as required by law or with the written consent of the Party not originating said release or communication.  Parties will endeavor to consult each other in a timely manner on all press releases required by law.

25.                               Entire Agreement.                                           This instrument states the entire agreement between the Parties and may be supplemented, altered, amended, modified or revoked by writing only, signed by both Parties.  This Agreement supersedes any prior agreements between the Parties concerning sale of the Properties, except that any confidentiality agreement shall terminate at Closing.  The headings are for guidance only and shall have no significance in the interpretations of this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

26.                               Assignability.                    This Agreement and the rights and obligations hereunder shall not be assignable or delegable by either Party without the prior written consent of the other Party unless such assignment occurs by merger, reorganization or sale of all of an assigning party’s assets, which consent can be withheld by the other party in such party’s sole and absolute discretion.

27.                               Survival.                                               Unless expressly limited, all of the representations, warranties, and agreements of or by the Parties shall survive the execution and delivery of the Assignment(s).

28.                               Choice of Law.             THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING THE PRINCIPLES OF CONFLICT OF LAWS THAT WOULD CAUSE THE LAWS OF ANOTHER JURISDICTION TO APPLY.

29.                               Counterpart Execution.             This Agreement may be executed in counterparts and each counterpart shall constitute a binding agreement as if the Parties had executed a single document.

30.                               Severance of Invalid Provisions.               If, for any reason and for so long as, any clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity.  Any such invalid provision shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provision eliminated.

The surviving provisions of this Agreement shall remain in full force and effect unless the removal of the invalid provision destroys the legitimate purpose of this Agreement; in which event this Agreement shall be null and void.  The Parties shall negotiate in good faith for any required modifications to this Agreement.

[Signature page to follow]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTED as of the Execution Date.

SELLER

ZaZa Energy, LLC

By:	/s/	Todd A. Brooks
Todd A. Brooks
Manager

BUYER

SN Marquis, LLC

By:	/s/	[*]
[*]
Vice President-Land

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

LISTS OF EXHIBITS

Exhibit “A”	Oil, Gas and Mineral Leases

Exhibit “B”	Wells

Exhibit “C”	Contracts and All Other Agreements

Exhibit “D”	Preliminary Closing Statement

Exhibit “E”	Form of Conveyance, Assignment and Bill of Sale

Exhibit “F”	Non-Foreign Affidavit

Exhibit “G”	Form of Amendment

Exhibit “H”	Identified Leases

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “A”

Attached to that certain Purchase and Sale Agreement dated effective July 1, 2013 by and between ZaZa Energy, LLC and SN Marquis, LLC.

[* (13 pages)]

End of EXHIBIT “A”

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “B”

Attached to that certain Purchase and Sale Agreement dated effective July 1, 2013 by and between ZaZa Energy, LLC and SN Marquis, LLC.

[*]

End of EXHIBIT “B”

EXHIBIT “C”

Attached to that certain Purchase and Sale Agreement dated effective July 1, 2013 by and between ZaZa Energy, LLC and SN Marquis, LLC.

Contracts and Other Agreements

1.              Operating Agreement dated August 1, 2011, by and between Southern Bay Operating, LLC and ZaZa Energy, LLC, and recorded as a Memorandum of Operating Agreement/Mortgage and Financing Statement in Volume 1587, Page 770, Document No. 11-7374 in the Official Public Records of Fayette County, Texas, as amended by that certain Revised Memorandum of Operating Agreement/Mortgage and Financing Statement recorded in Volume 1594, Page 760, Document No. 12-536 in the Official Public Records of Fayette County, Texas.

2.              Operating Agreement dated June 27, 2011, by and between Eagle Ford Hunter Resources, Inc., a wholly-owned subsidiary of Magnum Hunter Resources Corporation, and ZaZa Energy, LLC, as amended by that certain letter agreement dated April 18, 2012.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.              GulfMark Contract No. 52573, Crude Oil Purchase Agreement dated effective July 1, 2012, by and between GulfMark Energy, Inc. (“Buyer”) and ZaZa Energy, LLC (“Seller”).

4.              Gas Purchase Contract dated December 1, 2011, by and between ZaZa Energy Corporation and DCP Midstream.

End of EXHIBIT “C”

EXHIBIT “D”

Attached to that certain Purchase and Sale Agreement dated effective July 1, 2013 by and between ZaZa Energy, LLC and SN Marquis, LLC.

Preliminary Closing Statement

PRELIMINARY CLOSING STATEMENT

Closing Date:          , 2013

Effective Date:  July 1, 2013

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SELLER:	BUYER:

ZAZA ENERGY, LLC	SN Marquis, LLC

Sale Price

Paragraph 4

Immediately available funds	$$28,766,962.00

Downward Purchase Price Adjustments*

Paragraph 11.I.(a)
	$000,000.00
Paragraph 11.I.(b)
	$000,000.00
Paragraph 11.I.(c)
	$000,000.00
Paragraph 11.I.(d)
	$000,000.00
Paragraph 11.I.(e)
	$000,000.00
Paragraph 11.I.(f)
	$000,000.00
Paragraph 11.I.(g)
	$000,000.00
Paragraph 11.I.(h)
	$000,000.00
Paragraph 11.I.(i)
	$000,000.00
Paragraph 11.I.(j)
	$000,000.00

Total Downward Adjustments	$000,000.00

Adjusted Sale Price		$28,766,962.00

(After Downward Adjustments)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Upward Purchase Price Adjustments*

Paragraph 11.II.(a)
	$000,000.00
Paragraph 11.II.(b)
	$000,000.00
Paragraph 11.II.(c)
	$000,000.00
Paragraph 11.II.(d)
	$000,000.00
Total Upward Adjustments		$(000,000.00)

Adjusted Sale Price		$28,766,962.00

Adjusted Sales Price to be wire transferred to ZaZa Energy, LLC by or on behalf of SN Marquis, LLC at the following financial institution:

Bank	ABA No.	Account No.	Amount

$28,766,962.00

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*Support for all adjustments to the Sale Price are attached hereto and incorporated herein for all purposes.

AGREED and ACCEPTED on this the        day of          , 2013.

ZAZA ENERGY, LLC

By:

Title:

SN MARQUIS, LLC

By:

Title:

End of EXHIBIT “D”

EXHIBIT “E”

Attached to that certain Purchase and Sale Agreement dated effective July 1, 2013 by and between ZaZa Energy, LLC and SN Marquis, LLC.

CONVEYANCE, ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS	§

COUNTY OF	§

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

This CONVEYANCE, ASSIGNMENT AND BILL OF SALE (“Assignment”) dated [ • ], 2013, but effective as of July 1, 2013 (“Effective Date”), is from ZaZa Energy, LLC, a Texas limited liability company, with an office at 1301 McKinney Street, Suite 2850, Houston, Texas 77010 (“Assignor”) to [ • ], a [ • ], with an office at [ • ] (“Assignee”), Assignor and Assignee may be collectively referred to herein as the “Parties” and individually as a “Party.” This Assignment relates to that certain Purchase and Sale Agreement dated effective July 1, 2013, between Assignor and Assignee (hereinafter referred to as the “PSA”).  Each capitalized term used in this Assignment that is not otherwise defined herein shall have the meaning as set out in the PSA.

ARTICLE I

Assignment of the Properties

Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, by these presents does hereby ASSIGN, TRANSFER, SELL, SET OVER and DELIVER unto Assignee, all of Assignor’s right, title, and interest, in and to the following described Properties (defined below):

(a)           the oil, gas and/or mineral leases listed and described on Exhibit “A” or the lands covered by said leases, or in lands pooled or unitized with such leases (including all depths), or which Assignor is entitled to receive by reason of any participation, joint venture, farmin, farmout, joint operating agreement, unitization agreement or other agreement, including all leasehold estates, royalty interests, overriding royalty interests, net revenue interests, executory interests, net profit interests, working interests, reversionary interests, mineral interests and any other interests of Seller in said oil, gas and/or mineral leases, or lands covered by said leases, it being the intent hereof that the leases, properties and interests and the legal descriptions set forth on Exhibit “A” or in instruments described in Exhibit “A” includes all of Assignor’s right, title and interest in said oil, gas and/or mineral leases, other than lessor’s royalty and overriding royalty interests of record on the Effective Date, including, but not limited to, those described on Exhibit “A” or in instruments described in Exhibit “A” even though such interests may be incorrectly described in Exhibit “A” or omitted from Exhibit “A” (collectively the “Leases”);

(b) all Wells listed on Exhibit “B” attached hereto and made a part hereof, including but not limited to, production accruing from and after the Effective Date, Inventory Hydrocarbons, all equipment and other personal property, inventory, spare parts, tools, tubing, casing, pipe, fixtures, wellhead equipment, downhole equipment, pumping units, tank batteries, transportation and gathering lines or systems, flowlines, production equipment, compressors, gas plants and facilities, treatment facilities, injection facilities, disposal facilities, dehydration facilities, radio towers, remote terminal units, SCADA equipment, all other tangible personal assets, appurtenances and improvements situated upon the Properties or lands pooled or unitized therewith as of or after the Effective Date or used or held for use in connection with the ownership, development or operation of the Properties or the production, treatment, storage, compression, processing or transportation of Hydrocarbons from or in the Wells or the lands covered by the Leases or lands pooled or unitized;

(c)           all oil and gas purchase and sale contracts, farmin or farmout agreements, operating agreements, unit agreements, processing agreements, joint venture agreements, pooling agreements, transportation agreements and all other agreements in which Assignor has an interest to the extent the same directly affect and/or pertain to the ownership or operation of the interests described in the Leases and Wells; and

(d)           all files (whether originals, copies, or in digital or electronic format), including the title files, abstracts of title, title opinions, title information, title commitments, land surveys, maps, data, correspondence, environmental and regulatory files and reports, engineering and production files, accounting files relating directly to the Leases or Wells, seismic records and surveys, gravity maps, geological or geophysical data and records, analyses, interpretations, and all other files, documents, materials, information, instruments and records of every kind and description in Assignor’s control or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

possession which affect, concern, pertain or relate to, or are used directly in connection with, the Leases or Wells.

For the purposes of this Assignment the term “Wells” or “Well” shall refer to all wells located on the Properties, or lands pooled or unitized therewith, including but not limited to (i) those wells identified on Exhibit “B” attached hereto, whether or not such wells are producing, active or inactive, plugged and abandoned, temporarily abandoned, shut-in, injection wells, disposal wells, water supply wells or otherwise.

The interests in and to the properties described in and assigned, transferred, set over and delivered pursuant to this Article I are hereinafter sometimes collectively called the “Properties.”

ARTICLE II

Limited Warranty of Title

Section 2.1            Limited Warranty of Title.  This Assignment is made without warranty of title, either express or implied, except that Assignor hereby binds itself, its successors and assigns to warrant and forever defend, all and singular, title to the Properties unto Assignee, its successors and assigns, against every person or entity whomsoever lawfully claiming or to claim the Properties by, through, or under Assignor, but not otherwise.

Section 2.2            Disclaimer of Representations and Warranties with Respect to Personal Property.  ASSIGNEE IS ACQUIRING THOSE PROPERTIES WHICH ARE PERSONAL PROPERTY ON AN “AS IS, WHERE IS” BASIS, SUBJECT TO ALL FAULTS AND DEFECTS.

Section 2.3            Prior Agreements.  The Properties are assigned by Assignor and accepted by Assignee expressly subject to the following:

(a)           the terms and provisions of the PSA.  Nothing in this Assignment shall operate to limit, release, or impair any of Assignor’s or Assignee’s respective rights, obligations, interests, remedies, or indemnities in the PSA.  To the extent the terms and provisions of this Assignment are in conflict, or inconsistent, with the terms and provisions of the PSA, the terms and provisions of the PSA shall control;

(b)           the existing burdens on the Leases as of the Effective Date;

(c)           the terms of the Leases;

(d)           any other burdens of record as of the Effective Date; and

(e)           any and all of the applicable, rules, regulations and orders of all regulatory bodies, State, Federal or local.

ARTICLE III

Miscellaneous

Section 3.1            Further Assurances.  The Parties agree to execute such further agreements, instruments, documents, stipulations, and/or conveyances as may be reasonably necessary to accomplish the intents and purposes of this Assignment and the PSA.

Section 3.2            Successors and Assigns.  All of the provisions of this Assignment shall be covenants running with the land hereof shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  All references herein to either Assignor or Assignee shall include

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

their respective successors and assigns.  Any subsequent transfer of all or any part of the Properties conveyed and assigned herein shall be made expressly subject to the terms and provisions of this Assignment.

Section 3.3            Exhibits.  All exhibits attached to this Assignment, and the terms of those exhibits which are referred to in this Exhibit, are made a part hereof and incorporated herein by reference.  References in such exhibits to instruments on file in the public records are made for all purposes.  Unless provided otherwise, all recording references in such exhibits are to the appropriate records of the counties in which the Properties are located.

Section 3.4            Counterparts.  This Assignment is being executed in several original counterparts, all of which are identical, and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one and the same assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed on the dates of their respective acknowledgments set forth below, to be effective, however, as of the Effective Date.

Assignor:

By:

Name:

Title:

Assignee:

By:

Name:

Title:

End of EXHIBIT “E”

EXHIBIT “F”

Attached to that certain Purchase and Sale Agreement dated effective July 1, 2013 by and between ZaZa Energy, LLC and SN Marquis, LLC.

Non-Foreign Affidavit

AFFIDAVIT PURSUANT TO FOREIGN

INVESTMENT AND REAL PROPERTY ACT

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The undersigned hereby declare, under penalties of perjury, that the names, addresses and United States taxpayer identification numbers of the owners of the real property to be sold to                              and its permitted assigns, as Buyer, under the Purchase and Sale Agreement dated                                  are as follows:

Name and Address	I.D. Number

                                   is a corporation organized and existing under the laws of the State of Texas and, as such, is not a foreign citizen or foreign entity. The undersigned understands that the purchaser of the property intends to rely on the foregoing representations in connection with the United States Foreign Investment and Real Property Act.

By:

End of EXHIBIT “F”

EXHIBIT “G”

Attached to that certain Purchase and Sale Agreement dated effective July 1, 2013 by and between ZaZa Energy, LLC and SN Marquis, LLC.

Form of Amendment

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT OF OIL AND GAS LEASE

(By:                                    )

STATE OF TEXAS	§
§
COUNTY OF FAYETTE	§

WHEREAS,                                                     , as Lessor, heretofore executed a Paid Up Oil and Gas Lease, dated                              , 20     , in favor of                              , as Lessee, and recorded in Volume           , Page      ,                       Records,                        County, Texas, hereinafter referred to as “the Lease”; and

WHEREAS, the lease and all rights and privileges thereunder are now owned and held by SN Marquis, LLC; and

WHEREAS, the lands covered in the Lease were described as follows:

“INSERT LEGAL DESCRIPTION”

WHEREAS, paragraph         of the addendum attached in the Lease reads as follows:

      .       HORIZONTAL DRILLING:

Notwithstanding anything herein to the contrary, Lessee is hereby granted the right to create proration units for the production of the oil and/or gas from horizontally drilled wells. Such proration units around each such horizontal oil or gas well (a horizontal well being defined by the rules and regulations of the Railroad Commission of Texas) shall be the number of acres surrounding each such horizontal oil or gas well then producing which pursuant to the field rules prescribed by the Railroad Commission of Texas provide for the creation of an allowable sufficient to cover actual production, but not to exceed 640 acres. Where the Railroad Commission of Texas permits multiple optional proration unit sizes or where a multiple proration unit sizes are prescribed, Lessee shall designate the smallest proration unit size surrounding each such oil or gas horizontal well located on the leased premises which is necessary for the creation of an allowable sufficient to cover actual production. (Example only. Not all leases on Exhibit “H” may have the same language word for word.)

AND WHEREAS, it is the desire of the parties hereto to amend the Lease by striking paragraph        from the Lease and deleting it entirely, and the following paragraph         is hereby inserted in lieu thereof, and will read as follows:

      .       POOLING FOR HORIZONTAL WELLS:

Notwithstanding anything herein to the contrary, any unit pooled for a horizontally completed oil or gas well shall be computed on the following formula:  A (acreage) = [L (actual lateral length drilled) x .11488 + 160] x 1.5; then A is rounded up to the nearest number evenly divisible by 40.  EXAMPLE:  A = [2,000’ x .11488 + 160] x 1.5 = 584.64 acres (rounded up to the nearest number evenly divisible by 40 = 600 acres), but in no event shall any such unit of acreage exceed        -Acres.  The provisions of this Paragraph shall control unless governmental authority having jurisdiction should prescribe the creation of larger units, in which event, all units created hereunder shall conform substantially in size with those prescribed by such governmental authority.

WHEREAS, paragraph          of the addendum attached in the Lease reads as follows:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      .       POOLING REQUIREMENT:

No pools of units shall be created hereunder in excess of the minimum acreage as required by the spacing rules of the Texas Railroad Commission. Resort shall be had first to acreage owned by Lessor in the event of pooling. (Example only. Not all leases on Exhibit “H” may have the same language word for word.)

AND WHEREAS, it is the desire of the parties hereto to amend the Lease by hereby striking paragraph       from the Lease and deleting it entirely.

NOW, THEREFORE, in consideration of the premises leased herein, the receipt and sufficiency of which is hereby acknowledged,                                                          does hereby Adopt, Ratify, Amend and Confirm the Lease and all of its Terms and Provisions, as amended herein, and does hereby Grant, Lease, Demise and Let said lands and premises unto SN Marquis, LLC, subject to and in accordance with all of the terms and provisions of the Lease, as amended herein.

FURTHER, the undersigned does hereby agree and declare that the Lease and all of its terms and provisions, as amended herein, is a valid and subsisting Oil, Gas and Mineral Lease, and shall be binding upon the undersigned and shall inure to the benefit of the parties thereto, and their respective heirs, legal representatives, devisees, successors and assigns.

IN WITNESS WHEREOF, this instrument is executed by the undersigned on the respective date of acknowledgment below, but is effective                                           , 20     , being the date of the Lease.

ACKNOWLEDGMENT

THE STATE OF TEXAS §
§
COUNTY OF	§

This instrument was acknowledged before me, the undersigned authority, on the           day of                                   , 20     , by                                             .

Notary in and for the State of Texas

End of EXHIBIT “G”

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT “H”

Attached to that certain Purchase and Sale Agreement dated effective July 1, 2013 by and between ZaZa Energy, LLC and SN Marquis, LLC.

[* (8 pages)]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.